As filed with the Securities and Exchange Commission on October 26, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	6350 South 3000 East Salt Lake City, Utah 84121 (801) 947-3100	87-0634302
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Overstock.com 2005 Equity Incentive Plan

(Full title of the plan)

Jonathan E. Johnson III
President
6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.0001 par value to be issued under the Overstock.com 2005 Equity Incentive Plan	1,000,000 shares	$17.09	$17,090,000	$954

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Overstock.com 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) as to the additional 1,000,000 shares of Common Stock authorized for issuance pursuant to the Overstock.com 2005 Equity Incentive Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock on the Nasdaq Global Market on October 21, 2009, which was $17.09.

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Overstock.com 2005 Equity Incentive Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 29, 2005 (Commission File No. 333-124441)  relating to the Plan are incorporated herein by reference.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                      Incorporation of Documents by Reference

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(1)                    The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)                    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)                    The description of the Registrant’s Common Stock, $0.0001 par value, contained in the Registration Statement on Form 8-A filed May 6, 2002, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

(4)                    In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Registrant’s Exchange Act file number with the Commission is 000-49799.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

4.1                                 Overstock.com 2005 Equity Incentive Plan, as amended to date (incorporated by reference to Exhibit A to the Registrant’s definitive proxy statement filed March 28, 2008)

5.1                                 Opinion of Bracewell & Giuliani LLP

23.1                           Consent of PricewaterhouseCoopers LLP

23.2                           Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1                           Powers of Attorney (see signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 26th day of October 2009.

OVERSTOCK.COM, INC

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, Stephen J. Chesnut and Jonathan E. Johnson III, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Byrne	Chief Executive Officer (Principal Executive Officer),	October 26, 2009
Patrick M. Byrne	Chairman of the Board

/s/ Stephen J. Chesnut	Senior Vice President, Finance (Principal Financial Officer and	October 26, 2009
Stephen J. Chesnut	Principal Accounting Officer)

/s/ Allison H. Abraham	Director	October 26, 2009
Allison H. Abraham

/s/ Barclay F. Corbus	Director	October 26, 2009
Barclay F. Corbus

/s/ Joseph J. Tabacco, Jr.	Director	October 26, 2009
Joseph J. Tabacco, Jr.

OVERSTOCK.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents

4.1	Overstock.com 2005 Equity Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s definitive proxy statement filed March 28, 2008).

5.1	Opinion of Bracewell & Giuliani LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (see signature page)